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                                                     EXHIBIT 10(e)


                             HUNT MANUFACTURING CO.

                   1988 LONG-TERM INCENTIVE COMPENSATION PLAN

     SECTION I -- Purpose. The 1988 Long-Term Incentive Compensation Plan is designed to enable Hunt Manufacturing Co. and its Subsidiaries to attract and retain capable officers and other key management-level employees and to motivate such personnel to promote the long-term best interests of the Company and Subsidiaries by affording them the opportunity to earn incentive compensation under the Plan based upon the attainment of specified long-term objectives established by the Company.

     SECTION 2 -- Defintions. Whenever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates to the contrary.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

          (d) "Company" shall mean Hunt Manufacturing Co.

          (e) "Employee" shall mean any officer or other key management-level employee of the Company and any Subsidiary, including directors who are also officers or key employees of the Company or any Subsidiary.

          (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (g) "Fair Market Value" shall mean: (i) if the principal market for the Stock is a registered securities exchange, the mean between the highest and lowest quoted selling prices of the shares on the applicable date, or, if there are no such reported sales on that date, then on the last previous date (within a reasonable period prior to the applicable date) on which there were such reported sales; or (ii) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted bv the Committee.

          (h) "Long-Term Incentive Award" shall mean a Performance Share Award, Performance Unit Award and/or Stock Grant granted under the Plan.

          (i) "Participant" shall mean an Emplovee to whom a Performance Unit Award, Performance Share Award or Stock Grant is granted under the Plan.


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          (j) "Performance Share Award" shall mean an incentive award subject to the requirements of Section 7 hereof and granted in accordance with the terms of the Plan.

          (k) "Performance Unit Award" shall mean an incentive award subject to the requirements of Section 7 hereof and granted in accordance with the terms of the Plan.

          (1) "Plan" shall mean the Hunt Manufacturing Co. 1988 Long-Term Incentive Compensation Plan.

          (m) "Stock Grant" shall mean a grant of Stock subject to the requirements of Section 8 hereof and granted in accordance with the terms of the Plan.

          (n) "Stock" shall mean the Common Stock, $.10 par value, of the Company.

          (o) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     As used in the Plan, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

     SECTION 3 -- Administration. The Plan shall be administered by the Committee. The Committee shall consist of not less than three persons who shall be appointed by, and shall serve at the pleasure of, the Board. Except to the extent otherwise permitted under Section 16(b) of the Exchange Act and the rules and regulations thereunder, no member of the Committee shall be eligible to receive a Long-Term Incentive Award under the Plan while serving on the Committee, nor shall any such member have been eligible for selection as a person to whom Stock may be allocated or to whom a stock option or stock appreciation right may be granted under the Plan or any other plan of the Company or any of its affiliates at any time within one year prior to such member's appointment to the Committee.

     The Committee shall have full authority to construe and interpret the Plan, and, subject to the provisions of the Plan: to establish, amend and rescind appropriate rules and regulations relating to the Plan, to select the persons to whom Long-Term Incentive Awards will be granted under the Plan, to grant such awards and set the date of grant and other terms and conditions thereof, to waive any supplemental terms and conditions imposed upon Long-Term Incentive Awards by the Committee, to make recommendations to the Board concerning the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards granted hereunder as it may deem necessary or advisable. All such rules, regulations, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons.


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     SECTION 4 -- Stock Subject to the Plan. The number of shares of Stock authorized for issuance under the Plan shall be 120,000 shares, subject to adjustment as provided herein. Such shares may be authorized and unissued shares or treasury shares, as the Board shall determine. Any shares subject to a Long-Term Incentive Award which shall have terminated or not been earned shall again be available for issuance under the Plan.

     SECTION 5 -- Eligibility to Receive Awards. Persons eligible to receive Long-Term Incentive Awards under the Plan shall be limited to Employees who the Committee determines are in positions in which their decisions, actions and counsel may significantly impact upon the profitability and success of the Company.

     SECTION 6 -- Form of Awards. Long-Term lncentive Awards may be made under the Plan from time to time by the Committee in the form of Performance Unit Awards, Performance Share Awards, Stock Grants, or a combination of the foregoing.

     SECTION 7 -- Performance Unit Awards and Performance Share Awards. Performance Unit Awards shall entitle Participants to future cash compensation, and Performance Share Awards shall entitle Participants to receive a specified number of shares of Stock in the future, based, in each case, upon the achievement of pre-established long-term performance targets. Each recipient of any such award shall enter into, and be bound by the terms of, Performance Unit Award and Performance Share Award agreements which shall include, or incorporate by reference, the terms of the award and the Plan and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine from time to time. Performance Unit Awards and Performance Share Awards shall be subject to the following terms and conditions:

          (a) Performance Period. The Committee shall establish with respect to each Performance Unit Award and Performance Share Award a performance period or periods of not fewer than two years nor more than five years.

          (b) Unit Value of Performance Unit Awards. The Committee shall establish with respect to each Performance Unit Award a value for each unit which value may be fixed or it may be variable pursuant to criteria specified by the Committee.

          (c) Performance Targets. The Committee shall establish with respect to each Performance Unit Award and Performance Share Award a performance target or range of performance targets for the applicable performance period, the achievement of which shall determine the amount of cash and/or number of shares of Stock earned by the Participant pursuant to the award or awards.


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          (d) Peformance Criteria. Performance targets established by the
     Committee shall relate to: (i) corporate, subsidiary, division, or other business unit performance and may be established in terms of growth in gross revenue, pretax or after-tax earnings per share, ratios of earnings to equity or assets, and/or (ii) such other measures or standards of performance (including measures of the individual Participant's performance) as may be established by the Committee in its sole discretion. Multiple performance criteria may be used in establishing performance targets and may have the same or different weighting, and may relate to absolute performance or relative performance measured against other companies, businesses or individuals.

          (e) Payment of Performance Unit Awards and Performance Share Awards. As promptly as practicable following the conclusion of each performance period with respect to Performance Unit Awards and Performance Share Awards, the Committee shall determine the extent to which the specified performance targets have been attained and any supplemental terms and conditions of the award or awards have been satisfied for such period. The Committee further shall determine what, if any, compensation has been earned pursuant to the award or awards. Payment of any amounts of cash and distribution of any shares of Stock so earned shall be made as promptly as practicable following the end of the performance period.

          (f) Termination of Employment. In the event that a Participant ceases to be employed by the Company and its Subsidiaries prior to the end of the performance period or periods for any of his Performance Unit Awards or Performance Share Awards by reason of death, disability, or retirement with the consent of the Company or Subsidiary, such outstanding awards (assuming satisfaction, or waiver by the Committee, of any supplementary terms and conditions imposed on the award by the Committee), shall be payable as promptly as practicable after the date of termination of employment, in an amount calculated as provided in the second paragraph of Section 17(c) hereof. Subject to Section 17 hereof, upon any other termination of employment of a Participant prior to the end of the performance period or periods for any of his Performance Unit Awards or Performance Share Awards, such award or awards immediately shall terminate and be of no further force or effect; provided, however, that the Committee, in its discretion, may determine such award or awards to be payable as soon as practicable following the date of termination of employment in an amount up to, but not to exceed, the amount which would have been payable under this subsection
     (f) if the Participant's termination of employment had been due to death, disability or retirement.


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     SECTION 8 -- Stock Grants. Stock Grants shall entitle Participants to re-
ceive a specified number of shares of Stock in the future if they remain in the employ of the Company or a Subsidiary for a specified period. Each recipient of any such grant shall enter into, and be bound by the terms of, Stock Grant agreements which shall include, or incorporate by reference, the terms of the grant and the Plan and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine from time to time. Stock Grants shall be subject to the following terms and conditions:

          (a) Vesting Period. The Committee shall establish with respect to each Stock Grant a vesting period of not fewer than two or more than five years, at the end of which period the shares subject to the grant shall vest in the Participant if he is then still in the employ of the Company or a Subsidiary and if he has satisfied (or the Committee has waived) any supplemental terms and conditions imposed upon the grant by the Committee.

          (b) Distribution of Stock. As promptly as practicable following the conclusion of each vesting period with respect to a Stock Grant, the Committee shall determine whether the Participant has satisfied the continued employment requirement and any supplemental terms and conditions of the Stock Grant and the number of shares of Stock, if any, to be issued with respect to the Stock Grant. Any Stock so issuable shall be issued as promptly as practicable following the end of the vesting period.

          (c) Termination of Employment. In the event that a Participant ceases to be employed by the Company and its Subsidiaries prior to the end of the vesting period or periods for any of his Stock Grants by reason of death, disability or retirement with the consent of the Company or Subsidiary, and provided that any supplemental terms and conditions imposed by the Committee on his outstanding grants have been satisfied or waived by the Committee, the grant shall vest immediately, but only in proportion to the portion of the vesting period or periods during which the Participant was employed by the Company or Subsidiary. Subject to Section 17 hereof, upon any other termination of employment of a Participant prior to the end of the vesting period or periods for any of his Stock Grants, such grant or grants immediately shall terminate and be of no further force or effect; provided, however, that the Committee, in its discretion, may determine such award or awards to vest immediately in an amount up to, but not to exceed, the extent to which it or they would have vested if the Participant's termination of employment had been due to death, disability or retirement.


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     SECTION 9 -- Maximum Limit on Awards. Notwithstanding any other provision of the Plan, the maximum amount of compensation (whether in the form of cash, Stock or a combination thereof) which shall be payable to a Participant under all Long-Term Incentive Awards granted to the Participant under the Plan with respect to the same performance period shall not exceed one hundred and twenty-five percent (125%) of the Participant's base salary as in effect on the date the grant of the award is made, or, if more than one grant of a Long-Term Incentive Award is made to the Participant with respect to the same performance period, as in effect on the date of the first such grant. For purposes of determining the maximum amount of an award under this Section 9, the value of any Stock received or receivable pursuant to the award shall be the Fair Market Value of such Stock at the date of grant of the award, without regard to any increase or decrease in the value thereof thereafter.

     SECTION 10 -- General Restrictions. Each Long-Term Incentive Award shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Plan or the Stock subject or related thereto upon any securities exchange or under the applicable laws of any jurisdiction; the consent or approval of any court or government regulatory body; or an agreement with a Participant with respect to the disposition of shares of Stock is necessary or desirable as a condition of, or in connection with, the granting of such Long-Term Incentive Award or the issuance of Stock thereunder, such Long-Term Incentive Award shall not be consummated, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement, as the case may be, shall have been effective or obtained on conditions acceptable to the Committee. Each Participant or his legal representative or beneficiary also may be required to give satisfactory assurance that shares of stock received under a Long-Term Incentive Award are being acquired for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

     SECTION 11 -- Single or Multiple Agreements. Multiple Long-Term lncentive Awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined to be appropriate by the Committee.

     SECTION 12 -- Rights of a Shareholder. The grant of any Long-Term Incentive Award shall not entitle the holder thereof to any rights as a shareholder of the Company with respect to any shares of Stock which may be issuable pursuant thereto until certificates representing such Stock actually are issued pursuant thereto.

     SECTION 13 -- Rights to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the emplov of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant, whether or not such termination might result in a partial or total termination of the Participant's outstanding Long-Term Incentive Awards.

     SECTION 14 -- Withholding and Use of Stock to Satisfy Tax Obligations. The obligations of the Company to make payment and/or deliver shares of Stock pursuant to Long-Term Incentive Awards shall be subject to applicable tax withholding and similar requirements.


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     If such payment or delivery is subject to the withholding requirements of applicable federal, state or local income tax, employment tax or similar tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as may be adopted by the Committee), may permit Participants to satisfy such withholding taxes, in whole or in part, by electing to have the Company withhold shares of Stock issuable pursuant to the Long-Term Incentive Award or by returning to the Company other shares of Stock. Such shares shall be valued, for this purpose, at their Fair Market Value on the date the amount of tax required to be withheld is determined (the "Determination Date"). In the event shares of Stock acquired under the exercise of incentive stock options are used to satisfy such withholding requirement, such shares of Stock must have been held by the Participant for a period of not less than the holding period described in Section 422A(a)(1) of the Code on the Determination Date.

     SECTION 15 -- Non-Assignability. No Long-Term Incentive Award under the Plan shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

     SECTION 16 -- Non-Uniform Determinations. The Committee's determinations under the Plan (including, without limitation, determinations of the Employees to receive Long-Term Incentive Awards; the form, amount, timing and possible acceleration of such awards; the establishment or waiver of the terms and provisions of such awards and the agreements evidencing such awards; and the establishment of values and performance targets) need not be uniform and may be made selectively among Employees who receive, or are eligible to receive, Long-Term Incentive Awards under the Plan, whether or not such Employees are similarly situated.

     SECTION 17 -- Adjustments Upon Changes in Capitalization, Mergers and Other Events. Notwithstanding any other provision of the plan, the number of shares of Stock authorized for issuance under the Plan or issuable pursuant to outstanding Long-Term Incentive Awards, and the terms and conditions of such awards themselves, shall be subject to adjustment as set forth in this Section 17.

          (a) Changes in Capitalization. In the event there is a stock dividend, stock split, share combination, or similar change in the capitalization of the Company: (i) the number of shares of Stock which may be issued under the Plan, as provided in Section 4 hereof, and the number of shares issuable pursuant to outstanding Long-Term Incentive Awards, shall be appropriately adjusted, as determined by the Committee (which determination shall be subject to ratification by the Board), to reflect such change; and
     (ii) the Committee, in its discretion, may make adjustments to previously established performance targets or other terms and conditions of outstanding awards, including, without limitation, adjustment of underlying measures of financial performance by the Company, its Subsidiaries, divisions or other business units ("Award Adjustments"), appropriately to reflect such change.


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          (b) Material Extraordinary, Unusual or Non-Recurring Events. In the
     event of any material extraordinary, unusual or non-recurring event, including, without limitation, material changes in applicable laws or reg-ulations, accounting practices, accounting credits or charges, or mergers, acquisitions or divestitures not adjusted pursuant to other subsections of this Section 1-7, the Committee, in its discretion, may make appropriate Award Adjustments.

          (c) Liquidations and Corporate Transactions. In the event the Company is liquidated or a corporate transaction (as that term is described in Section 425(a) of the Code and the regulations issued thereunder, including, for example, a merger, consolidation, acquisition of property or stock, separation or reorganization) occurs, each outstanding Long-Term Incentive Award shall become payable, to the extent hereinafter provided, on such date (the "Accelerated Date"), not later than the effective date of the liquidation or corporate transaction, as the Committee shall determine.

     In the case of outstanding Performance Unit Awards and Performance Share Awards, the amount of cash payable and/or number of shares of Stock issuable pursuant thereto shall be determined based upon the results of completed fiscal years during the performance period or periods of such awards. Results for any partial fiscal year shall be disregarded for this purpose. The extent to which the specified performance targets have been met in each completed fiscal year during the performance period of a given award shall be calculated, as nearly as possible, on a percentage basis and averaged, and the resulting percentage (or, in case only one fiscal year has been completed, the percentage for that one year) shall be deemed to be the percentage of attainment for each remaining fiscal year during the performance period for such award for the purposes of determining the extent to which the award would have been earned over the full performance period. The resulting amount and/or number of shares then shall be prorated according to the portion of the performance period for such award which has elapsed up to the Accelerated Date.

     In the case of outstanding Stock Grants, they shall be deemed to vest on the Accelerated Date, pro rated according to the portion of the performance period elapsed up to the Accelerated Date.

     Notwithstanding any other provision of the Plan, in the event of any actual or proposed liquidation or corporate transaction, or in the event the Committee determines that a change of control of the Company has occurred or is likely to occur, the Committee, in its discretion, may: (i) determine any or all outstanding Long-Term Incentive Awards to have been earned in full or in part (but not less than the extent above provided in this subsection (c) or more than the lesser of any maximum target established under the award or the maximum limit specified in Section 9 hereof) even if the performance targets or other criteria for such awards have not been met; and (ii) accelerate the date of payment of any such awards.


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     SECTION 18 -- Amendment and Termination. The Board may terminate or amend the Plan at any time, except that, without shareholder approval, no such amendment may: (a) increase the maximum number of shares of Stock which may be issued under the Plan (other than as permitted under Section 17 hereof); (b) increase the maximum limits on awards specified in Section 9 or the last paragraph of Section 17(c) hereof; (e) materially modify the requirements for eligibility for participation in the Plan; or (d) extend the term of the Plan as specified in Section 21 hereof. Further, the termination or any modification or amendment of the Plan shall not, without the consent of a Participant, materially impair such Participant's rights under any outstanding Long-Term Incentive Award.

     SECTION 19 -- Effect on Other Plans. Nothing herein shall preclude a Participant from participating in any other benefit or incentive plans or programs of the Company or Subsidiaries for which such Participant may be eligible.

     SECTION 20 -- Governing Law. The Plan shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.

     SECTION 21 -- Duration of the Plan. The Plan shall become effective January 27, 1988, but shall be subject to shareholder approval. If the Plan is not approved by shareholders within twelve (12) months of that date, the Plan and any Long-Term Incentive Awards granted hereunder shall be null and void. Unless earlier terminated or extended as provided in the Plan, the Plan shall terminate at 12:00 midnight January 27, 1998, and no Long-Term Incentive Awards shall be granted under the Plan thereafter. However, termination of the Plan shall not affect any Long-Term Incentive Awards theretofore granted, which awards shall remain in effect in accordance with their terms and the terms of the Plan.








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